1 Contacts: Brian Lewbart 410.345.2242 Bill Benintende 410.345.3482 Heather McDonold 410.345.6617 Kylie Muratore 410.345.2533 T. ROWE PRICE GROUP REPORTS FOURTH QUARTER AND ANNUAL 2014 RESULTS Assets Under Management Increase to $746.8 billion BALTIMORE (January 28, 2015) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its fourth quarter of 2014 results, including net revenues of $1.0 billion, net income of $315.9 million, and diluted earnings per common share of $1.18. On a comparable basis, net revenues were $929.8 million, net income was $287.7 million, and diluted earnings per common share was $1.06 in the fourth quarter of 2013. Investment advisory revenues for the fourth quarter of 2014 were up $80.4 million to $892.1 million from the comparable 2013 period. Assets under management at the end of 2014 were $746.8 billion, an increase of $15.6 billion from the end of September 2014, as market appreciation and income of $20.7 billion was offset in part by net cash outflows of $5.1 billion. Annual results for 2014 include net revenues of nearly $4.0 billion, net income of $1.2 billion, and diluted earnings per share of $4.55, an increase of 17% from the $3.90 per share earned in 2013. Year-end assets under management of $746.8 billion increased $54.4 billion from the end of 2013, including $50.7 billion from market appreciation and income and $3.7 billion from net cash inflows. Net cash inflows of $11.8 billion into the T. Rowe Price mutual funds distributed in the United States were partially offset by net cash outflows of $8.1 billion from the other investment portfolios. These net outflows were primarily from a few institutional and subadvisory clients who redeemed significant amounts from a small number of equity and fixed income strategies. The mutual fund and other investment portfolio 2014 cash flow amounts are each presented net of $5.3 billion in assets clients transferred from the mutual funds to other sponsored investment portfolios during the year, primarily the firm’s target-date retirement trusts.

2 Investment Performance For the three-year period ended December 31, 2014, 74% of the T. Rowe Price mutual funds across their share classes outperformed their comparable Lipper averages on a total return basis, 80% outperformed for the five-year period, 88% outperformed for the 10-year period, and 73% outperformed for the one-year period. In addition, T. Rowe Price stock, bond, and blended asset funds that ended the quarter with an overall rating of four or five stars from Morningstar account for 82% of the assets under management in the firm’s rated funds. The performance of the firm’s institutional strategies against their benchmarks was substantially similar. The firm’s target-date retirement funds continue to deliver very attractive long-term performance, with 100% of these funds outperforming their comparable Lipper averages on a total return basis for the three- and five-year periods ended December 31, 2014. Financial Highlights Investment advisory revenues earned in the fourth quarter of 2014 from mutual funds were $640.0 million, an increase of 11% from the comparable 2013 quarter. Average mutual fund assets under management in the fourth quarter of 2014 were $473.0 billion, an increase of 12% from the average in the fourth quarter of 2013. Mutual fund assets were up $11.2 billion during the fourth quarter of 2014 and ended the year at $477.6 billion. During the fourth quarter of 2014, the mutual funds had net cash outflows of $1.3 billion, as net inflows of $.2 billion into fixed income funds were more than offset by net outflows of $1.5 billion from the stock and blended asset funds. The net cash outflows from the mutual funds include $2.5 billion in assets that clients transferred to other sponsored investment portfolios, primarily the firm's target-date retirement trusts. Without these transfers, the mutual funds would have had net cash inflows of $1.2 billion in the fourth quarter of 2014. Market appreciation and income raised mutual fund assets under management by $12.5 billion during the fourth quarter of 2014.

3 Investment advisory revenues earned in the fourth quarter of 2014 from the other investment portfolios were $252.1 million, an increase of $15.2 million from the comparable 2013 quarter. Average assets under management in the fourth quarter of 2014 were $267.2 billion, an increase of $15.7 billion, or 6%, from the average in the fourth quarter of 2013. Ending assets under management in these portfolios increased $4.4 billion during the fourth quarter of 2014 to $269.2 billion at December 31, 2014, as market appreciation and income of $8.2 billion was partially offset by net cash outflows of $3.8 billion. These net cash outflows were primarily concentrated among a few institutional investors who redeemed from their equity mandates. Investors domiciled outside the United States accounted for 5.6% of the firm’s assets under management at December 31, 2014. Money market advisory fees and other fund expenses voluntarily waived by the firm to maintain positive yields for investors in the fourth quarter of 2014 were $14.5 million, virtually unchanged from the comparable 2013 quarter. During 2014, the firm waived $58.4 million in such fees compared with $51.2 million in 2013. The firm expects that these fee waivers will continue in 2015. The firm’s target-date retirement portfolios were the source of $2.8 billion of the firm’s net cash flows in the fourth quarter of 2014, including $1.1 billion that originated in its target-date retirement funds. For the year, the target-date retirement portfolios sourced $17.7 billion of the firm’s net cash inflows, including $13.2 billion into the target-date retirement funds. The firm’s assets under management at December 31, 2014, include about $194 billion of asset allocation portfolios, of which $126.0 billion are in target-date retirement funds and $22.5 billion are in target-date retirement trusts. Administrative fee revenues increased $7.6 million to $93.2 million in the fourth quarter of 2014. The increase is primarily attributable to increased costs incurred to provide transfer agent servicing activities to the mutual funds and their investors. The changes in administrative fee revenues are generally offset by similar changes in operating expenses.

4 Operating expenses were $542.4 million in the fourth quarter of 2014, up $52.7 million from the comparable 2013 quarter. Compensation and related costs have increased $39.7 million from the fourth quarter of 2013, due primarily to higher salaries, benefits and related employee costs from base salary increases and added headcount, and increases in bonus compensation, temporary personnel, and stock-based compensation. The firm has increased its average staff size by 3.8% from the fourth quarter of 2013. At December 31, 2014, the firm employed 5,870 associates. Advertising and promotion costs were $26.1 million in the fourth quarter of 2014, a decrease of $2.0 million from the comparable 2013 period. The decrease in cost is primarily a result of the firm repurposing this spending to other distribution activities. The firm currently expects advertising and promotion costs for the first quarter of 2015 to be comparable to the fourth quarter of 2014, and the full-year 2015 costs could increase about 5% from 2014 levels. Occupancy and facility costs, together with depreciation and amortization expense, were $64.9 million in the fourth quarter of 2014, up $5.0 million compared to the fourth quarter of 2013. The increase is primarily attributable to the added costs to update and enhance technology capabilities, including related maintenance programs. Other operating expenses in the fourth quarter of 2014 were up $5.3 million from the comparable 2013 quarter, as increased business demands and the firm’s continued investment in its operating capabilities have increased costs. These higher costs in the fourth quarter of 2014 include travel costs, information and other third-party service costs, general and administrative costs, and costs related to the firm's defined contribution recordkeeping business. Net non-operating investment income in the fourth quarter of 2014 increased $7.1 million from the 2013 quarter. Larger year-end dividends, including capital gain distributions, earned from our mutual fund investments of $17.4 million were offset in part by net investment losses recognized on certain of the firm’s other investments.

5 The firm’s effective tax rate for the fourth quarter of 2014 is 39.1%, slightly higher than the 38.6% effective tax rate for the full year 2014. The firm currently estimates that its effective rate for the full-year 2015 will be about 38.5%. T. Rowe Price remains debt-free with ample liquidity, including cash and sponsored portfolio investment holdings of nearly $3.4 billion. During the full year of 2014, the firm expended $415.5 million to repurchase 5.3 million shares of its common stock, including $108.2 million to repurchase 1.4 million shares in the fourth quarter of 2014. The firm also invested $126 million during the year in capitalized technology and facilities from existing cash balances. The firm currently expects total capital expenditures for facilities, equipment, and technology development for 2015 to be up to $175 million, which will be funded from operating resources. Management Commentary James A. C. Kennedy, the company’s chief executive officer and president, commented: “The U.S. economy showed remarkable resilience in 2014, rebounding strongly from early weakness to produce roughly 2.5% growth for the year. Monthly jobs growth has been solid, corporate balance sheets are very healthy, and interest rates have stayed low, even with the Federal Reserve concluding its monthly asset purchases and preparing to raise short-term rates in 2015. The sharp drop in oil prices, though unfavorable for the energy sector, is a net positive for the economy as lower energy costs benefit consumers and businesses. “Outside the U.S., the landscape is more challenging. Japan is slipping back into recession, many countries in Europe struggle with high unemployment, and growth in emerging economies continues to decelerate. New stimulus efforts in the eurozone and Japan have contributed to weaker currencies versus the U.S. dollar. While that should improve the competitive position and earnings of foreign companies, it has been a drag on returns to U.S. investors.

6 “Against this backdrop, U.S. stocks produced strong gains in the fourth quarter, capping a sixth consecutive year of positive returns for the S&P 500 Index. Small-cap stocks surpassed large- caps for the quarter, but underperformed for the year. Non-U.S. equity markets and government bonds in developed countries trailed their U.S. counterparts in both periods. U.S. high yield issues fared similarly, lagging investment-grade securities over the same periods. “Considering the brisk gains among global stocks and bonds in recent years, we believe it is prudent for investors to temper their performance expectations. As we enter 2015, our view is that global equity markets will outperform fixed income markets, but the absolute return levels will be modest. Overseas valuations are attractive, but low global growth and continued dollar strength could weigh on returns for U.S. investors. Finally, bond yields in many countries are at or near historically low levels, representing a headwind to fixed income returns going forward. “T. Rowe Price is in a very favorable long-term financial and market position. Assets under management are at a record high for a quarter-end period, we have no debt on our balance sheet, and clients are generally very satisfied with our strong investment performance and service. We continue to build out our global investment capabilities, particularly in fixed income and international equity, as well as further expand our distribution reach in overseas markets. Over time this will further diversify our asset and client base. While our overall flows in 2014 were modest, we remain steadfast in our approach of balancing the gathering of assets with our primary focus on performing for our clients. We are also confident in our ability to add significant value for our clients and stockholders over time.” Other Matters The financial results presented in this release are unaudited. KPMG LLP is currently completing its audits of the firm’s 2014 consolidated financial statements and internal controls over financial reporting at December 31, 2014. The firm expects that KPMG will complete its work in early February and it will then file its Form 10-K Annual Report for 2014 with the U.S. Securities and Exchange Commission. The Form 10-K will include additional information, including the firm’s

7 audited consolidated financial statements, management's report on internal controls over financial reporting at December 31, 2014, and the reports of KPMG. Certain statements in this earnings release may represent “forward-looking information,” including information relating to anticipated changes in revenues, net income and earnings per common share, anticipated changes in the amount and composition of assets under management, anticipated expense levels, estimated tax rates, and expectations regarding financial results, future transactions, investments, capital expenditures, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm’s 2014 Form 10-K and 2014 10-Q reports. Founded in 1937, Baltimore-based T. Rowe Price (troweprice.com) is a global investment management organization that provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The organization also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price's disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research.

8 Unaudited Condensed Consolidated Statements of Income (in millions, except per-share amounts) Quarter ended Year ended Revenues 12/31/2013 12/31/2014 12/31/2013 12/31/2014 Investment advisory fees $ 811.7 $ 892.1 $ 3,022.6 $ 3,464.5 Administrative fees 85.6 93.2 343.7 374.0 Distribution and servicing fees 32.4 37.1 117.2 143.6 Net revenue of savings bank subsidiary .1 — .7 — Net revenues 929.8 1,022.4 3,484.2 3,982.1 Operating expenses Compensation and related costs 298.2 337.9 1,156.9 1,329.6 Advertising and promotion 28.1 26.1 87.0 76.0 Distribution and servicing costs 32.4 37.1 117.2 143.6 Depreciation and amortization of property and equipment 25.1 28.3 90.6 111.7 Occupancy and facility costs 34.8 36.6 135.8 143.9 Other operating expenses 71.1 76.4 259.3 286.4 Total operating expenses 489.7 542.4 1,846.8 2,091.2 Net operating income 440.1 480.0 1,637.4 1,890.9 Non-operating investment income 31.7 38.8 63.0 112.2 Income before income taxes 471.8 518.8 1,700.4 2,003.1 Provision for income taxes 184.1 202.9 652.7 773.5 Net income $ 287.7 $ 315.9 $ 1,047.7 $ 1,229.6 Earnings per share on common stock Quarter ended Year ended 12/31/2013 12/31/2014 12/31/2013 12/31/2014 Net income allocated to common stockholders (in millions) $ 284.8 $ 312.1 $ 1,038.4 $ 1,215.4 Basic $ 1.10 $ 1.21 $ 4.02 $ 4.68 Diluted $ 1.06 $ 1.18 $ 3.90 $ 4.55 Weighted-average common shares (in millions) Outstanding 259.2 257.6 258.3 259.6 Outstanding assuming dilution 267.6 265.2 266.3 267.4 Dividends declared per share $ .38 $ .44 $ 1.52 $ 1.76 Condensed Consolidated Balance Sheet Information (in millions) As of 12/31/2013 12/31/2014 Cash and cash equivalents $ 1,398.0 $ 1,506.1 Accounts receivable and accrued revenue 398.8 442.8 Investments in sponsored funds 1,611.9 1,884.0 Property and equipment 572.9 586.4 Goodwill 665.7 665.7 Other investments and other assets 385.8 559.4 Total assets 5,033.1 5,644.4 Total liabilities 215.0 249.2 Stockholders' equity, 261.1 common shares outstanding in 2014, includes net unrealized holding gains of $165.5 in 2014 $ 4,818.1 $ 5,395.2 Condensed Consolidated Cash Flows Information (in millions) Year ended 12/31/2013 12/31/2014 Cash provided by operating activities, including $133.4 of stock-based compensation expense in 2014 $ 1,233.2 $ 1,291.3 Cash used in investing activities, including ($126.2) for additions to property and equipment and ($305.3) for net sponsored fund investments in 2014 (437.5) (443.4) Cash used in financing activities, including common stock repurchases of ($415.5) and dividends paid of ($462.1) in 2014 (276.8) (739.8) Net change in cash during the period $ 518.9 $ 108.1

Investment Advisory Revenues (in millions)	Quarter ended		Year ended	
	12/31/2013	12/31/2014	12/31/2013	12/31/2014
Sponsored U.S. mutual funds				
Stock and blended asset	$ 483.4	$ 536.2	$ 1,759.7	$ 2,086.0
Bond and money market	91.4	103.8	366.4	399.8
	574.8	640.0	2,126.1	2,485.8
Other investment portfolios				
Stock and blended asset	197.5	214.4	735.6	824.5
Bond, money market, and stable value	39.4	37.7	160.9	154.2
	236.9	252.1	896.5	978.7
Total	$ 811.7	$ 892.1	$ 3,022.6	$ 3,464.5

Assets Under Management (in billions)	Average				As of	
	Quarter ended		Year ended		December 31,	
	12/31/2013	12/31/2014	12/31/2013	12/31/2014	2013	2014
Sponsored U.S. mutual funds						
Stock and blended asset	$ 327.7	$ 368.3	$ 299.1	$ 359.3	$ 341.7	$ 373.0
Bond and money market	93.0	104.7	92.1	101.6	93.6	104.6
	420.7	473.0	391.2	460.9	435.3	477.6
Other investment portfolios						
Stock and blended asset	189.2	205.3	179.3	201.6	195.3	206.9
Bond, money market, and stable value	62.3	61.9	63.3	62.2	61.8	62.3
	251.5	267.2	242.6	263.8	257.1	269.2
Total	$ 672.2	$ 740.2	$ 633.8	$ 724.7	$ 692.4	$ 746.8

	As of December 31,	
	2013	2014
Stock and blended asset portfolios	$ 537.0	$ 579.9
Fixed income portfolios	155.4	166.9
Total	$ 692.4	$ 746.8

Components of Changes in Assets Under Management (in billions)	Quarter ended	Year ended
	12/31/2014	12/31/2014
Assets under management at beginning of period	$ 731.2	$ 692.4
Net cash flows		
Sponsored U.S. mutual funds	(1.3)	11.8
Other investment portfolios	(3.8)	(8.1)
	(5.1)	3.7
Net market gains and income	22.1	52.4
Distributions not reinvested	(1.4)	(1.7)
Change during the period	15.6	54.4
Assets under management at end of period	$ 746.8	$ 746.8
Assets under management transferred from sponsored U.S. mutual funds to other investment portfolios	$ 2.5	$ 5.3

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